The Clorox Company

Supplemental Information – Volume Growth

	% Change vs. Prior Year
Business Segment	FY08					FY09					Major Drivers of Change
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY
North America (1)	5%	6%	4%	6%	5%	4%	-2%	-4%	-3%	-1%

Q4 decrease was primarily the result of the impact of price increases on cleaning products and several other brands and the company’s exit from the private-label food bags business. These results were partially offset by higher shipments of Clorox® disinfecting wipes, Brita® water-filtration products, Green Works® natural cleaning products and Clorox 2® stain fighter and color booster.

International	11%	6%	4%	7%	7%	5%	4%	2%	1%	3%	Q4 increase primarily driven by increased shipments of disinfecting products in Latin America due to increased demand as a result of the H1N1 flu outbreak.

Total Company	6%	6%	4%	6%	6%	4%	-1%	-3%	-2%	-1%

Supplemental Information – Sales Growth

	% Change vs. Prior Year
Business Segment	FY08					FY09					Major Drivers of Change
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY
North America (1)	5%	6%	8%	10%	8%	11%	3%	0%	0%	3%	Q4 sales outpaced the decline in volume primarily due to the benefit of price increases, partially offset by the impact of unfavorable Canadian currency exchange rates.
International	18%	17%	14%	16%	16%	14%	0%	-1%	1%	3%	Q4 sales and volume were about equal. The negative impact of unfavorable foreign exchange rates was offset by the benefit of price increases.

Total Company	7%	8%	9%	11%	9%	12%	3%	0%	0%	3%

(1)	North America includes U.S. and Canadian results and the worldwide Burt’s Bees business.

The Clorox Company

Earnings Before Interest and Taxes (EBIT), Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), and Debt to EBITDA (Unaudited) (1)

Reconciliation schedule of earnings before income taxes to EBIT, EBITDA, and debt to EBITDA

Dollars in millions and percentages based on rounded numbers

	Three Months Ended		Twelve Months Ended
	6/30/09	6/30/08	6/30/09	6/30/08
Earnings before income taxes	$261	$240	$811	$693
Interest income	(1)	(2)	(4)	(12)
Interest expense	36	43	161	168
EBIT (2)	296	281	968	849
EBIT margin (2)	19.7%	18.8%	17.8%	16.1%
Depreciation and amortization	48	51	190	205
EBITDA (3)	$344	$332	$1,158	$1,054
EBITDA margin (3)	22.9%	22.2%	21.2%	20.0%
Net sales	$1,500	$1,495	$5,450	$5,273

			Trailing Twelve Months Ended
			6/30/09	6/30/08
Debt to EBITDA (4)			2.7	3.3
Total debt (5)			$3,149	$3,475

(1)

In accordance with SEC's Regulation G, this schedule provides the definition of certain non-GAAP measures and the reconciliation to the most closely related GAAP measure.

Management believes the presentation of EBIT, EBIT margin, EBITDA, EBITDA margin, and Debt to EBITDA provides additional useful information to investors about current trends in the business.

(2)	EBIT (a non-GAAP measure) represents earnings before income taxes (a GAAP measure), excluding interest income and expense, as reported above. EBIT margin is a measure of EBIT as a percentage of net sales.

(3)	EBITDA (a non-GAAP measure) represents earnings before income taxes (a GAAP measure), excluding interest income, interest expense, depreciation and amortization, as reported above. EBITDA margin is a measure of EBITDA as a percentage of net sales.

(4)	Debt to EBITDA (a non-GAAP measure) represents total debt for the periods ended June 30, 2009 and June 30, 2008, divided by EBITDA for the twelve months ended June 30, 2009 and June 30, 2008, respectively.

(5)	Total debt represents the sum of notes and loans payable, current maturities of long-term debt, and long-term debt.

The Clorox Company

Supplemental Information – Balance Sheet
(Unaudited)
As of June 30, 2009

Working Capital Update

	Q4
	FY 2009	FY 2008	Change	Days (5)	Days (5)
	($ millions)	($ millions)	($ millions)	FY 2009	FY 2008	Change
Receivables, net	$486	$505	-$19	28	29	-1 day
Inventories, net	$366	$384	-$18	43	42	+1 day
Accounts payable (1)	$381	$418	-$37	42	41	+1 day
Accrued liabilities	$472	$440	$32
Total WC (2)	$35	$129	-$94
Total WC % net sales (3)	0.6%	2.2%
Average WC (2)	$86	$150	-$64
Average WC % net sales (4)	1.4%	2.5%
  Receivables decreased primarily due to the timing of sales in the quarter and the impact of weaker foreign currencies.
  Inventories decreased primarily as a result of a reduction in inventory values due to lower commodity prices.
  Accounts payable decreased mainly due to a decline in certain commodity prices.
  Accrued liabilities increased primarily due to an increase in commodity hedging liabilities as a result of the reduction in the market prices of certain commodities.

Supplemental Information – Cash Flow
(Unaudited)
For the quarter and year ended June 30, 2009

Capital expenditures for the fourth quarter were $62 million (full year = $197 million)

Depreciation and amortization for the fourth quarter was $48 million (full year = $190 million)

Cash provided by operations

Net cash provided by operations in the fourth quarter was $315 million, compared with $254 million provided by operations in the year-ago quarter. The year-over-year increase was primarily due to higher net earnings and lower tax payments, partially offset by a voluntary $30 million pension contribution.

(1)	Days of accounts payable is calculated as follows: average accounts payable / [(cost of products sold + change in inventory) / 90].

(2)	Working capital (WC) is defined in this context as current assets minus current liabilities excluding cash and short-term debt, based on end of period balances. Average working capital represents a two-point average of working capital.

(3)	Represents working capital at the end of the period divided by annualized net sales (current quarter net sales x 4).

(4)	Represents a two-point average of working capital divided by annualized net sales (current quarter net sales x 4).

(5)	Days calculations based on a two-point average.

The Clorox Company

Supplemental Information – Gross Margin Drivers

The table below provides details on the drivers of gross margin change versus the prior year.

Change vs. Prior Year (basis points)
Driver	FY08					FY09
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY
Cost savings	+180 bp	+170 bp	+150 bp	+180 bp	+170 bp	+200 bp	+210 bp	+240 bp	+230 bp	+220 bp
Pricing changes	+50 bp	+40 bp	+80 bp	+150 bp	+80 bp	+230 bp	+350 bp	+310 bp	+250 bp	+280 bp
Market movement (commodities)	-120 bp	-170 bp	-350 bp	-370 bp	-270 bp	-460 bp	-450 bp	0 bp	+160 bp	-170 bp
Manufacturing & logistics (1)	-140 bp	-70 bp	-120 bp	-170 bp	-110 bp	-250 bp	-120 bp	-90 bp	-150 bp	-160 bp
All other (2)	0 bp	-130 bp	-110 bp	0 bp	-60 bp	+80 bp	-30 bp	+90 bp	-120 bp	+10 bp

Gross margin change vs prior year	-30 bp	-160 bp	-350 bp	-210 bp	-190 bp	-200 bp	-40 bp	+550 bp	+370 bp	+180 bp

(1)	“Manufacturing & logistics” includes the change in the cost of diesel fuel.

(2)	“All other” includes all other drivers of gross margin change, which are usually insignificant in nature. Examples of drivers included: volume change, trade and consumer spending, restructuring and acquisition-related costs, foreign currency translation and transaction impacts, etc. If a driver included in all other is deemed to be significant in a given period, it will be disclosed as part of the company’s earnings release.

The Clorox Company

Economic Profit (Unaudited) (1)

Reconciliation schedule of earnings from continuing operations before income taxes to economic profit (EP)

Dollars in millions and all calculations on a rounded basis

	FY09	FY08	FY07
Earnings from continuing operations before income taxes	$811	$693	$743
Non-cash restructuring-related and asset impairment costs (2)	10	48	4
Interest expense (3)	161	168	113
Earnings from continuing operations before income taxes, non-cash restructuring-related and asset
impairment costs, and interest expense	$982	$909	$860
Adjusted after tax profit (4)	$650	$604	$574
Average capital employed (5)	$3,045	$2,680	$2,165
Capital charge (6)	274	241	195
Economic profit (7) (Adjusted after tax profit less capital charge)	$376	$363	$379
% increase over prior year	+3.6%	-4.2%

(1)

In accordance with SEC's Regulation G, this schedule provides the definition of a non-GAAP measure and the reconciliation to the most closely related GAAP measure.

Management believes the presentation of economic profit (EP) provides additional information to investors about current trends in the business. EP is used by management to evaluate business performance and was taken into account in determining management’s incentive compensation and the Company’s contribution to employee profit sharing plans in fiscal year 2009. EP represents profit generated over and above the cost of paying for assets used by the business to generate that profit.

(2)	Non-cash restructuring-related and asset impairment costs are added back to earnings and adjusted capital employed to more closely reflect cash earnings and the total capital investment used to generate those earnings.

(3)	Interest expense is added back to earnings because it is included as a component of the capital charge.

(4)	Adjusted after tax profit represents earnings from continuing operations before income taxes, non-cash restructuring-related and asset impairment costs, and interest expense, after tax. The tax rate applied is the effective tax rate on continuing operations which was 33.8%, 33.6%, and 33.2% in fiscal years 2009, 2008, and 2007, respectively.

The Clorox Company

(5)	Total capital employed represents total assets less non-interest bearing liabilities. Adjusted capital employed represents total capital employed adjusted to add back current year non-cash restructuring-related and asset impairment costs. Average capital employed represents a two-point average of adjusted capital employed for the current year and total capital employed for the prior year, based on year-end balances. See below for details of the average capital employed calculation:

	FY09	FY08	FY07	FY06
Total assets	$4,576	$4,712	$3,581	$3,521
Less:
Accounts payable	381	418	329	329
Accrued liabilities	472	440	507	474
Income taxes payable	86	52	17	19
Other liabilities	640	632	516	547
Deferred income taxes	23	65	5	34
Non-interest bearing liabilities	1,602	1,607	1,374	1,403
Total capital employed	2,974	3,105	2,207	$2,118
Non-cash restructuring-related and asset impairment costs	10	48	4
Adjusted capital employed	$2,984	$3,153	$2,211
Average capital employed	$3,045	$2,680	$2,165

(6)	Capital charge represents average capital employed multiplied by the weighted-average cost of capital. Weighted-average cost of capital is the blended average of the cost of the Company’s debt and equity capital. The weighted-average cost of capital used to calculate capital charge was 9% for fiscal years 2009, 2008, and 2007.

(7)	EP represents earnings from continuing operations before income taxes, non-cash restructuring-related and asset impairment costs, and interest expense, after tax, less a capital charge (as defined above).

The Clorox Company Updated: 8-3-09

U.S. Pricing Actions from CY2005 - CY2009

Brand / Product	Average Increase	Effective Date
Home Care
Clorox Clean-Up® cleaners	5%	July 2005
Clorox Clean-Up® and Tilex® cleaners	8%	January 2006
Pine-Sol® cleaners	13%	May 2008
Clorox Clean-Up® cleaners	8%	August 2008
Formula 409® , Tilex® , and Clorox® Disinfecting Bathroom cleaners	12%	August 2008
Liquid-Plumr® products	9%	August 2008
Clorox® Toilet Bowl Cleaner and Clorox® ToiletWandTM products	8 – 13%	August 2008
Laundry
Clorox 2® bleach for colors	5%	July 2005
Clorox® liquid bleach	9%	July 2005
Clorox® liquid bleach	8%	January 2006
Clorox® liquid bleach	10%	August 2008
Glad
Glad® trash bags	13%	February 2005
GladWare® disposable containers	12%	February 2005
Glad® food bags	7%	August 2005
GladWare® disposable containers	9%	January 2006
Glad® trash bags	15%	February 2006
Glad® trash bags (rescinded May 2009)	7%	February 2008
GladWare® disposable containers (rescinded April 2009)	7%	February 2008
Glad® trash bags (rescinded December 2008)	10%	October 2008
Litter
Cat litter	5%	October 2005
Cat litter	6%	June 2006
Cat litter	7 – 8%	August 2008
Food
Hidden Valley Ranch® salad dressing	6%	October 2007
Hidden Valley Ranch® salad dressing	7%	August 2008
Charcoal
Match Light® charcoal	6%	January 2006
Kingsford® lighter fluid	10%	January 2006
Charcoal and lighter fluid	4 – 8%	January 2007
Charcoal	6%	January 2008
Charcoal and lighter fluid	7 – 16%	January 2009

The Clorox Company Updated: 8-3-09

U.S. Pricing Actions from CY2005 - CY2009 (continued)

Brand / Product	Average Increase	Effective Date
Brita
Brita® pour-through filters	7%	January 2006
Brita® pitchers	5%	January 2006
Auto
Armor All® and STP® auto-care products	9%	January 2006
STP® functional fuel products	17%	October 2006
Armor All® and STP® auto-care products	5 – 7%	January 2008
Armor All® and STP® auto-care products	5 – 10%	January 2009

Notes:

  Average % increase reflects brand averages rounded to the whole percent. Individual SKUs vary versus the average.
  This communication reflects pricing actions on primary items.

The Clorox Company

Return on Invested Capital (Unaudited) (1)

Reconciliation of earnings from continuing operations before income taxes to return on invested capital (ROIC)

Dollars in millions and all calculations on a rounded basis

	FY09	FY08	FY07	FY06	FY05
Earnings from continuing operations before income taxes	$811	$693	$743	$653	$729
Restructuring and asset impairment costs (2)	20	36	13	1	36
Interest expense (3)	161	168	113	127	79
Earnings from continuing operations before income taxes,
restructuring and asset impairment costs, and interest expense	$992	$897	$869	$781	$844
Adjusted after tax profit (4)	$657	$596	$580	$530	$596
Adjusted average invested capital (5)	$3,019	$2,805	$2,189	$2,095	$2,204
Return on invested capital (6)	21.8%	21.2%	26.5%	25.3%	27.0%

(1)	In accordance with SEC's Regulation G, this schedule provides the definition of a non-GAAP measure and the reconciliation to the most closely related GAAP measure. Management believes the presentation of return on invested capital (ROIC) provides additional information to investors about current trends in the business. ROIC is a measure of how effectively the company allocates capital. Beginning with fiscal year 2008, the company adopted a simplified ROIC calculation (see definition below).

(2)	Restructuring and asset impairment costs are added back to earnings and average invested capital to more closely reflect operating results.

(3)	Interest expense is added back to earnings because it is factored in debt, a component of average invested capital (as defined below).

(4)	Adjusted after tax profit represents earnings from continuing operations before income taxes, restructuring and asset impairment costs, and interest expense; after tax. The tax rate applied is the effective tax rate on continuing operations, which was 33.8%, 33.6%, 33.2%, 32.1%, and 29.4% in fiscal years 2009, 2008, 2007, 2006, and 2005, respectively.

(5)	Average invested capital represents a five quarter average of debt and equity. Adjusted average invested capital represents average invested capital adjusted to add back a five quarter average of cumulative, current-year after-tax restructuring and asset impairment costs. See below for details of the adjusted average invested capital calculation:

(amounts shown below are five quarter averages)	FY09	FY08	FY07	FY06	FY05
Debt	$3,338	$3,161	$2,181	$2,533	$1,820
Equity	(324)	(372)	4	(439)	366
Average invested capital	3,014	2,789	2,185	2,094	2,186
Cumulative after-tax restructuring and asset impairment costs	5	16	4	1	18
Adjusted average invested capital	$3,019	$2,805	$2,189	$2,095	$2,204

(6)	ROIC is calculated as earnings from continuing operations before income taxes, excluding restructuring and asset impairment costs and interest expense, computed on an after-tax basis as a percentage of adjusted average invested capital (as defined above).